UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2012 (May 4, 2012)

American Realty Capital New York Recovery REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54689	27-1065431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
We previously filed a Current Report on Form 8-K on May 9, 2012 (the “Original Form 8-K”) reporting our acquisition of the fee simple interest in three parcels of real estate located at 1100 Kings Highway in Brooklyn, New York (the “Kings Highway Portfolio”). This Current Report on Form 8-K/A is being filed for the purposes of amending the Original Form 8-K to provide (i) the financial information related to such acquisition required by Item 9.01 and (ii) certain additional information with respect to such acquisition. No other changes have been made to the Original Form 8-K.
Item 2.01. Completion of Acquisition or Disposition of Assets
The following two paragraphs are added to the end of the disclosure under Item 2.01 of the Original Form 8-K.
In evaluating the property as a potential acquisition and determining the appropriate amount of consideration to be paid, we have considered a variety of factors including: location; demographics; credit quality of the tenants; duration of the in-place leases; strong occupancy and the fact that the overall rental rates are comparable to market rates; expenses; utility rates; ad valorem tax rates; maintenance expenses; and the lack of required capital improvements.
We believe that the property is well located, has acceptable roadway access and is well maintained. The property is subject to competition from similar properties within its respective market area, and the economic performance of the tenants in the property could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the property, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.
Item 9.01. Financial Statements and Exhibits.

Report of Independent Certified Public Accounting Firm

Stockholders and Board of Directors
American Realty Capital New York Recovery REIT, Inc.
We have audited the accompanying statement of revenues and certain expenses (the “Historical Summary”) of the fee simple interest in three parcels of real estate located at 1100 Kings Highway in Brooklyn, New York (the “Kings Highway Portfolio”) for the year ended December 31, 2011. This Historical Summary is the responsibility of American Realty Capital New York Recovery REIT, Inc.'s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Kings Highway Portfolio's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
  The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K of American Realty Capital New York Recovery REIT, Inc., as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of the Kings Highway Portfolio's revenues and expenses.
In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in Note 1 to the Historical Summary, of the Kings Highway Portfolio for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
July 17, 2012

THE KINGS HIGHWAY PORTFOLIO

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Three Months Ended	Year Ended
	March 31, 2012	December 31, 2011
	(Unaudited)
Revenues:
Rental income	$593	$1,718
Operating reimbursements	41	166
Total revenues	634	1,884

Certain expenses:
Real estate taxes	81	315
Utilities	4	26
Insurance	4	15
Total certain expenses	89	356
Revenues in excess of certain expenses	$545	$1,528

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

THE KINGS HIGHWAY PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the three months ended March 31, 2012 are unaudited)

1. Background and Basis of Presentation
The accompanying Statements of Revenues and Certain Expenses include the operations of the fee simple interest in three parcels of real estate located at 1100 Kings Highway in Brooklyn, New York (the “Kings Highway Portfolio”) for the year ended December 31, 2011 and the three months ended March 31, 2012 (unaudited). American Realty Capital New York Recovery REIT, Inc. (the “Company”) completed its acquisition of the Kings Highway Portfolio through its sponsor, American Realty Capital III, LLC, from an unaffiliated third party on May 4, 2012, for $36.7 million. The Kings Highway Portfolio contains 61,318 rentable square feet and consists of four retail spaces and one office space.
The accompanying Statement of Revenues and Certain Expenses (“Historical Summary”) have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (a) the Kings Highway Portfolio was acquired from an unaffiliated party and (b) based on due diligence of the Kings Highway Portfolio by the Company, management is not aware of any material factors relating to the Kings Highway Portfolio that would cause this financial information not to be indicative of future operating results.
2.  Summary of Significant Accounting Policies
Revenue Recognition
Under the terms of the leases, the tenants pay monthly rent reimbursements to the property's owner for certain expenses. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred. Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to an increase to rental income of $0.1 million and $0.2 million over the rent payments received in cash for the year ended December 31, 2011 and for the three months ended March 31, 2012, respectively.
The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight-line basis as of March 31, 2012 and December 31, 2011:

Tenant	Annualized Rental Income as a % of Total Rental Income
The Dress Barn, Inc.	29.1%
JP Morgan Chase, N.A.	28.1%
Big M, Inc.	18.5%
DEJ Associates, Inc.	17.4%
The termination, delinquency or non-renewal of one of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of March 31, 2012 and December 31, 2011.
Use of Estimates
The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.

THE KINGS HIGHWAY PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the three months ended March 31, 2012 are unaudited)

3. Future Minimum Lease Payments
At March 31, 2012, the Kings Highway Portfolio was 100% leased under non-cancelable operating leases with a remaining lease term of 9.6 years on a weighted average basis. Future minimum lease payments are as follows (in thousands):

April 1, 2012 to December 31, 2012	$1,725
2013	2,323
2014	2,371
2015	2,423
2016	2,502
2017 and thereafter	12,687
Total	$24,031
4. Subsequent Events
The Company has evaluated subsequent events through July 17, 2012, the date which this historical summary has been issued and has determined that there have not been any events that have occurred that would require adjustments to the disclosures in the audited historical summary.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2012
(In thousands)

The following unaudited pro forma Consolidated Balance Sheet is presented as if American Realty Capital New York Recovery REIT, Inc. (“the Company”) had acquired the Kings Highway Portfolio as of March 31, 2012. This financial statement should be read in conjunction with the unaudited pro forma Consolidated Statement of Operations and the Company's historical financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. Land, buildings and fixtures include $34.2 million, comprised of $17.1 million, $14.7 million and $2.4 million, provisionally assigned to land, buildings and fixtures, respectively, pending receipt of the final cost segregation analysis on such assets prepared by a third-party specialist. The pro forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the Kings Highway Portfolio as of March 31, 2012, nor does it purport to present the future financial position of the Company.

	American Realty Capital New York Recovery REIT, Inc. (1)	Kings Highway Portfolio (2)	Pro Forma American Realty Capital New York Recovery REIT, Inc.
Assets
Real estate investments, at cost:
Land	$18,439	$17,111	$35,550
Buildings, fixtures and improvements	115,218	17,946	133,164
Acquired intangible lease assets	12,765	3,039	15,804
Total real estate investments, at cost	146,422	38,096	184,518
Less accumulated depreciation and amortization	(5,594)	—	(5,594)
Total real estate investments, net	140,828	38,096	178,924
Cash	6,423	—	6,423
Restricted cash	445	—	445
Due from affiliate, net	5,399	—	5,399
Prepaid expenses and other assets	2,465	—	2,465
Deferred costs, net	3,517	—	3,517
Total assets	$159,077	$38,096	$197,173
Liabilities and Equity
Mortgage notes payable	$75,143	$—	$75,143
Notes payable	5,933	—	5,933
Below market lease liabilities	1,506	1,370	2,876
Derivative, at fair value	203	—	203
Accounts payable and accrued expenses	3,043	317	3,360
Deferred rent and other liabilities	370	288	658
Distributions payable	435	—	435
Total liabilities	86,633	1,975	88,608
Common stock	88	4	92
Additional paid-in capital	70,975	36,117	107,092
Accumulated other comprehensive loss	(199)	—	(199)
Accumulated deficit	(10,354)	—	(10,354)
Total stockholders' equity	60,510	36,121	96,631
Non-controlling interests	11,934	—	11,934
Total equity	72,444	36,121	108,565
Total liabilities and equity	$159,077	$38,096	$197,173

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2012:
(1) Reflects the Company's historical unaudited Balance Sheet as of March 31, 2012, as previously filed.
(2) Reflects the acquisition of the Kings Highway Portfolio. The purchase price, excluding related expenses, was $36.7 million, which was funded through funds raised through the sale of common stock.
The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings, fixtures, and tenant improvements are based on cost segregation studies performed by independent third-parties or the Company's analysis of comparable properties in its portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.
The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which ranges from six to 13 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.
Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.
In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011 AND THE THREE MONTHS ENDED MARCH 31, 2012

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2011 and the three months ended March 31, 2012, are presented as if American Realty Capital New York Recovery REIT, Inc. (“the Company”) had acquired the Kings Highway Portfolio as of the beginning of each period presented. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the properties at the beginning of each period presented, nor does it purport to present the future results of operations of the Company.
  Unaudited Pro forma Consolidated Statement of Operations for the year ended December 31, 2011 (in thousands):

	American Realty Capital New York Recovery REIT, Inc. (1)	Kings Highway Portfolio (2)	Pro Forma Adjustments Kings Highway Portfolio		Pro Forma American Realty Capital New York Recovery REIT, Inc.
Revenues:
Rental income	$6,891	$1,718	$912	(3)	$9,521
Operating expense reimbursement	644	166	—		810
Total revenues	7,535	1,884	912		10,331
Operating expenses:
Property operating	1,039	356	—		1,395
Acquisition and transaction related	1,586	—	—		1,586
General and administrative	220	—	—		220
Depreciation and amortization	4,043	—	1,289	(4)	5,332
Total operating expenses	6,888	356	1,289		8,533
Operating income (loss)	647	1,528	(377)		1,798
Other income (expense)
Interest expense	(3,910)	—	—		(3,910)
Interest income	1	—	—		1
Loss on derivative instrument	(3)	—	—		(3)
Total other expenses	(3,912)	—	—		(3,912)
Net income (loss)	(3,265)	1,528	(377)		(2,114)
Net income attributable to non-controlling interest	(154)	—	—		(154)
Net income (loss) attributable to stockholders	$(3,419)	$1,528	$(377)		$(2,268)

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011 AND THE THREE MONTHS ENDED MARCH 31, 2012

Unaudited Pro forma Consolidated Statement of Operations for the three months ended March 31, 2012 (in thousands):

	American Realty Capital New York Recovery REIT, Inc.(1)	Kings Highway Portfolio (2)	Pro Forma Adjustments Kings Highway Portfolio		Pro Forma American Realty Capital New York Recovery REIT, Inc.
Revenues:
Rental income	$2,549	$593	$64	(3)	$3,206
Operating expense reimbursement	176	41	—		217
Total revenues	2,725	634	64		3,423
Operating expenses:
Property operating	317	89	—		406
Acquisition and transaction related	515	—	—		515
General and administrative	11	—	—		11
Depreciation and amortization	1,425	—	322	(4)	1,747
Total operating expenses	2,268	89	322		2,679
Operating income (loss)	457	545	(258)		744
Other income (expenses)
Interest expense	(1,051)	—	—		(1,051)
Loss on derivative instrument	(1)	—	—		(1)
Total other expenses	(1,052)	—	—		(1,052)
Net income (loss)	(595)	545	(258)		(308)
Net income attributable to non-controlling interest	(24)	—	—		(24)
Net income (loss) attributable to stockholders	$(619)	$545	$(258)		$(332)

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

 Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2011 and the three months ended March 31, 2012.
(1) Reflects the Company's historical operations for the period indicated as previously filed.
(2) Reflects the operations of the Kings Highway Portfolio for the period indicated.
(3) Represents adjustments to straight-line rent for lease terms as of the acquisition date as well as adjustments for below market leases.
(4) Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of January 1, 2011.  Depreciation is computed using the straight-line method over the estimated lives of fifteen years for land improvements, forty years for buildings and five years for fixtures.  The value of in-place leases and tenant improvements are amortized to expense over the initial term of the respective leases, which ranges from six to 13 years.
Note: Pro forma adjustments exclude one-time acquisition costs of $1.1 million primarily representing acquisition fees to the advisor, legal fees and deed transfer fees for the acquisitions of the Kings Highway Portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Dated: July 17, 2012	By:	/s/ Brian S. Block
Brian S. Block
Executive Vice President and Chief Financial Officer